Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO

WMI LIQUIDATING TRUST AGREEMENT

AMENDMENT NO. 1 TO WMI LIQUIDATING TRUST AGREEMENT, dated as of August 1, 2012 and is effective as of March 19, 2012 (the “Amendment”), is made by William C. Kosturos, as liquidating trustee (together with any successor or additional trustee appointed under the terms hereof, the “Liquidating Trustee”) of the WMI Liquidating Trust (the “Liquidating Trust”) and consented to by each voting member of the Trust Advisory Board of the Liquidating Trust.

BACKGROUND

A.           The Liquidating Trust was formed by Washington Mutual, Inc. (“WMI”) and WMI Investment Corp. (“WMI Investment” and, together with WMI, the “Debtors”), as debtors and debtors in possession, the Liquidating Trustee and CSC Trust Company of Delaware as the Delaware resident trustee (together with any successor Delaware resident trustee appointed under the terms hereof, the “Resident Trustee” and collectively with the Liquidating Trustee, the “Trustees”) pursuant to the terms and conditions of that certain Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated December 12, 2011, as confirmed (including all exhibits thereto, as the same may be further amended, modified, or supplemented from time to time, the “Plan”), filed in the Debtors’ chapter 11 cases.

B.           The Liquidating Trust is governed by that certain Liquidating Trust Agreement, dated as of March 6, 2012, among the Debtors and the Trustees (the “Liquidating Trust Agreement”).  Pursuant to the Liquidating Trust Agreement, there has been established a Trust Advisory Board with the duties and obligations set forth in the Liquidating Trust Agreement.  Section 9.9 of the Liquidating Trust Agreement provides that, subject to certain exceptions not applicable here, any provision of the Liquidating Trust Agreement may be amended or waived by the Liquidating Trustee with the consent of all voting members of the Trust Advisory Board.

C.           The Liquidating Trustee has determined that it is advisable that the Liquidating Trust Agreement be amended as provided for herein and each member of the Trust Advisory Board has consented to such amendments and has executed this amendment with the intention of evidencing such consent.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Liquidating Trust Agreement is hereby amended as follows:

AMENDMENT

1. Liquidating Trustee’s Administration and Rights with Respect to Runoff Notes.  Section 1.9 of the Liquidating Trust Agreement shall be amended and restated to read in full as follows:

“Until such time as any Runoff Notes that are held by the Liquidating Trust are distributed to any Liquidating Trust Beneficiaries entitled thereto in accordance with the Plan, the Liquidating Trustee shall (i) not sell, convey, dispose or otherwise transfer the Runoff Notes except as expressly provided for in the Plan and (ii) exercise any remedies available to the Holders (as defined in the Indenture, dated as of March 19, 2012, between WMI and Wilmington Trust, National Association, as Trustee, and the Indenture, dated as of March 19, 2012, between the Company and Law Debenture Trust Company of New York, as Trustee (each an “Indenture” and collectively, the “Indentures”)) under the Indentures or any Security Document (as defined in the Indentures) as the Liquidating Trustee deems necessary and advisable solely to protect the interests of such Liquidating Trust Beneficiaries.”

2. Liquidating Trustee.  Section 6.1(b) of the Liquidating Trust Agreement shall be amended and restated to read in full as follows:

“(b)  Subject to the express limitations set forth herein, any actions of the Liquidating Trustee contemplated or otherwise permitted by this Trust Agreement shall be decided and conducted by the Liquidating Trustee (or one or more of his designees).”

3. Limitations on Liquidating Trustee.  Section 6.3(b) of the Liquidating Trust Agreement shall be amended and restated to read in full as follows:

“(b)  Notwithstanding anything in this Trust Agreement to the contrary, and subject to any powers that are expressly vested in the Litigation Subcommittee pursuant to this Trust Agreement, the Liquidating Trustee shall submit to the Trust Advisory Board for its approval the following matters and any other matters that expressly require the approval of the Trust Advisory Board pursuant to the other terms of this Trust Agreement:

(i)  Any transaction involving the sale, assignment or abandonment of any Liquidating Trust Asset or Assets having a value in excess of $500,000.00;

(ii)  Any transaction involving the transfer of any Liquidating Trust Asset or Assets having a value in excess of $500,000.00, except where such transfer involves the purchase of liquid investments or the transfer of Cash between one or more bank accounts or investment accounts that are held for the benefit of the Liquidating Trust;

(iii)  The payment of any account payable or other fee or expense in excess of $750,000.00, other than the payment of vendor invoices in the ordinary course where the services to be provided by any such vendor have been approved in accordance with the Liquidating Trust’s internal approval procedures as they may be in effect from time to time;

(iv)  Any determination to retain Trust Professionals and any compensation arrangements for such Trust Professionals, it being understood that the Liquidating Trustee initially intends to engage Weil, Gotshal & Manges LLP, Quinn Emanuel Urquhart & Sullivan, LLP and such other counsel as may be appointed by the Trust Advisory Board from time to time to litigate Disputed Claims;

(v)  Determination of the amount and timing of any distribution to the Liquidating Trust Beneficiaries other than a distribution that is made in accordance with Section 4.3(a) of this Trust Agreement;

(vi)  Any determination to initiate lawsuits or proceedings other than claims objections in the ordinary course or immaterial lawsuits or proceedings; and

(vii)  The dissolution of the Liquidating Trust, other than in accordance with the terms of this Trust Agreement.

The foregoing shall not limit the Liquidating Trustee’s ability to make determinations and take actions regarding compliance with tax withholding requirements (including remittances).

4. Composition of Trust Advisory Board.  The first sentence of Section 6.4(b) of the Liquidating Trust Agreement shall be amended and restated to read in full as follows:

“(b)  The Trust Advisory Board initially shall be comprised of (A) three (3) members, to be selected by the Creditors’ Committee (together with any successors and the Additional CC Member, the “CC Members”), with one (1) such member to be an employee of, or other individual designated by, Wells Fargo Bank N.A. and to be named by Wells Fargo Bank N.A. before being selected (together with any successors, the “WF Member”); (B) four (4) members, to be selected by the Equity Committee (together with any successors, the “EC Members”), with one (1) such member to be named by the TPS Funds (as defined below) before being selected (together with any successors, the “TPS Member”) and with one (1) such member to be an employee of, or other individual designated by, PPM America Inc. and to be named by PPM America Inc. before being selected (together with any successors, the “PPMA Member”); (C) one (1) member, to be selected by the Creditors’ Committee and approved by the Equity Committee, such approval not to be unreasonably withheld (together with any successors, the “CC-EC Member”); (D) one (1) member to be selected by Tricadia Capital Management, LLC (the “Tricadia Member”); and (E) one (1) ex officio member, to be selected by Holdco Advisors, L.P., subject to the execution of appropriate agreements regarding confidentiality, non-disclosure and restrictions on trading, with limited member rights consisting solely of the right of observation and the review of materials provided to the Trust Advisory Board and, subject to the agreement of the other members of the Trust Advisory Board, a right of participation in discussions of the Trust Advisory Board but with no right to vote (the “Holdco Member”).”

5. Vacancy of Member of Trust Advisory Board.  Section 6.4(f)(iv) of the Liquidating Trust Agreement shall be amended and restated to read in full as follows:

“(iv)  subject to Section 6.4(d) and Section 6.4(e), in the event of a vacancy in a member’s position (whether by removal, death or resignation), a new member may be appointed, (A) in the case of a CC Member (other than the WF Member so long as Wells Fargo Bank N.A. has not relinquished its right to name a member), by (i) the Creditors’ Committee, as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days, or (ii) if the Creditors’ Committee has been dissolved, the CC Members, as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days; or (iii) if there are no remaining CC Members, the Liquidating Trustee, as notified in writing to the Trust Advisory Board within ten (10) Business Days; (B) in the case of a WF Member, by Wells Fargo Bank N.A. (unless Wells Fargo Bank N.A. has relinquished its right to name a member) as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days; (C) in the case of an EC Member (other than the TPS Member or the PPMA Member), by the other EC Members; (D) in the case of a TPS Member, by the TPS Funds as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days; (E) in the case of a PPMA Member, by PPM America Inc. (unless PPM America has relinquished its right to name a member) as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days; or (F) in the case of the CC-EC Member, by (i) the Creditors’

Committee subject to the approval of the EC members (such approval not to be unreasonably withheld), as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days, or (ii) if the Creditors’ Committee has been dissolved, the CC Members subject to the approval of the EC Members (such approval not to be unreasonably withheld), as notified in writing to the Trust Advisory Board and the Liquidating Trustee within ten (10) Business Days, or (iii) if there are no remaining CC Members, the Liquidating Trustee subject to the approval of the EC Members (such approval not to be unreasonably withheld), as notified in writing to the Trust Advisory Board within ten (10) Business Days.  In each case, the appointment of a successor member of the Trust Advisory Board (including any appointment pursuant to Section 6.4(d) and Section 6.4(e)) shall be evidenced by the filing with the Bankruptcy Court by the Liquidating Trustee of a notice of appointment, which notice shall include the name, address, and telephone number of the successor member of the Trust Advisory Board; and”

6. Trust Advisory Board Designees.  Section 6.4(g) of the Liquidating Trust Agreement shall be amended and restated to read in full as follows:

“(g)  Each member of the Trust Advisory Board shall be a natural person.  Each of the WF Member and the PPMA Member may designate, at his or her option, one or more representatives who may attend meetings of and participate in other activities of the Trust Advisory Board on behalf of such member when such member is unavailable; provided, however, that such representatives shall be (i) an employee of, or other individual designated by, Wells Fargo Bank N.A. in the case of the WF Member, or (ii) an employee of, or other individual designated by, PPM America Inc. in the case of the PPMA Member.”

7. Expenses of Trust Advisory Board.  The second sentence of Section 6.4(m) of the Liquidating Trust Agreement shall be amended and restated to read in full as follows:

“Any member of the Trust Advisory Board also shall be reimbursed by the Liquidating Trustee from the Administrative Funding for its actual, reasonable out-of-pocket expenses incurred for serving on such board, in the same manner and priority as the compensation and expenses of the Liquidating Trustee under this Trust Agreement, in accordance with the Budget, after submission of reasonably detailed receipts or invoices evidencing such expenses.”

8. Appointment of Representatives.  Section 6.5(e) of the Liquidating Trust Agreement shall be amended and restated to read in full as follows:

“(e)  Each member of the Litigation Subcommittee shall be a natural person.  For so long as the PPMA Member is a member of the Litigation Subcommittee, the PPMA Member may designate, at his or her option, one or more representatives who may attend meetings of and participate in other activities of the Litigation Subcommittee on behalf of such member when such member is unavailable; provided, however, that such representatives shall be an employee of, or other individual designated by, PPM America Inc.”

9. Expenses of Litigation Subcommittee.  The second sentence of Section 6.5(k) of the Liquidating Trust Agreement shall be amended and restated to read in full as follows:

“Any member of the Litigation Subcommittee also shall be reimbursed by the Liquidating Trustee from the Litigation Funding for its actual, reasonable out-of-pocket expenses incurred for serving on such committee, in the same manner and priority as the compensation and expenses of the Liquidating Trustee under this Trust Agreement, in accordance with the Budget, after submission of reasonably detailed receipts or invoices evidencing such expenses.”

10. Agents, Employees and Professionals.

a.	The first sentence of Section 6.8(b) of the Liquidating Trust Agreement shall be amended by adding “(excluding the employees of the Liquidating Trust)” after the words “Trust Professionals”.

b.	The second sentence of Section 6.8(b) of the Liquidating Trust Agreement shall be amended and restated to read in full as follows:

“Within thirty (30) days of the end of each calendar quarter, the Liquidating Trustee shall file a notice with the Bankruptcy Court setting forth the amounts paid by the Liquidating Trust during such quarter (i) pursuant to Section 6.4(m), Section 6.5(k) or 6.11(c) hereof, and (ii) for services rendered and expenses incurred by Trust Professionals.  In the event that the Bankruptcy Court, the United States Trustee or any then-current beneficiary of the Liquidating Trust objects to the prior payment of such fees and expenses, the Liquidating Trust shall file a notice with the Bankruptcy Court setting the date, time and place for a hearing to consider any such objection.”

11. Investment of Liquidating Trust Monies.  The second sentence of Section 6.9 of the Liquidating Trust Agreement shall be amended by adding “(or one or more of his designees)” after the words “Liquidating Trustee”.

12. Expenses of Resident Trustee.  The second sentence of Section 6.11(c) of the Liquidating Trust Agreement shall be amended and restated to read in full as follows:

“The Resident Trustee may also consult with counsel (who may be counsel for the Liquidating Trustee or for the Resident Trustee) with respect to those matters that relate to the Resident Trustee’s role as the Delaware resident trustee of the Liquidating Trust, and the reasonable legal fees incurred in connection with such consultation shall be reimbursed out of the Administrative Funding to the Resident Trustee pursuant to this Section 6.11(c); provided, however, that no such fees shall be reimbursed to the extent that they are incurred as a result of the Resident Trustee’s gross negligence, bad faith or willful misconduct.”

13. Confidentiality.  Section 9.10 of the Liquidating Trust Agreement shall be amended by adding:

(i)  “requested or” after “or (b) such disclosure is”; and

(ii) the following to the end of the provision:

“For purposes of clarification, the terms, Confidential Party and Confidential Parties (x) shall include any representative of a Trust Advisory Board member appointed by such member pursuant to the terms of this Agreement whether in his capacity as a member of the Trust Advisory Board or the Liquidation Subcommittee and (y) shall not include any employer or affiliate of such member or representative unless such member or representative discloses any such confidential information to such employer or affiliate, in which case such employer or affiliate shall be bound by the terms of this Section 9.10 as a Confidential Party.  Upon the termination of the Liquidating Trust, the obligations under this Section 9.10 shall terminate.  At such time, each Confidential Party shall return to the disclosing party or destroy any confidential information received by such Confidential Party hereunder.  Each Confidential Party is permitted to retain for archival or back-up purposes only copies of any confidential information provided hereunder.”

14. Annex A.  Annex A to the Liquidating Trust Agreement is hereby superseded and replaced by Annex A hereto.

15. Annex C.  Annex C to the Liquidating Trust Agreement is hereby superseded and replaced by Annex C hereto.

16. Except as expressly provided for herein, the Liquidating Trust Agreement shall continue in full force and effect and shall not be amended or modified by the execution of this Amendment.

 [Remainder of Page Blank — Signature Page Follows]

IN WITNESS WHEREOF, the Liquidating Trustee has executed this Amendment No. 1 to the Liquidating Trust Agreement.

LIQUIDATING TRUSTEE
By:	/s/ William C. Kosturos
Name:	William C. Kosturos

The undersigned Voting Members of the Trust Advisory Board hereby consent to the Amendments to the Liquidating Trust Agreement contained herein.

/s/ Arnold Kastenbaum
Arnold Kastenbaum

/s/ Marc S. Kirschner
Marc S. Kirschner

/s/ Michael Willingham
Michael Willingham

/s/ Hon. Douglas Southard
Hon. Douglas Southard

/s/ Joe McInnis
Joe McInnis

/s/ Matthew Cantor
Matthew Cantor

/s/ Mayur Lakhani
Mayur Lakhani

WELLS FARGO BANK N.A.

By:	/s/ Thomas Korsman
Name:	Thomas Korsman

PPM AMERICA INC.

By:	/s/ Joel Klein
Name:	Joel Klein

Annex A

Initial Trust Advisory Board Members

CC Members:

1.  Thomas Korsman (WF Member)
2.  Arnold Kastenbaum
3.  Marc S. Kirschner

EC Members:

4.  Joel Klein (PPMA Member)
5.  Michael Willingham
6.  Hon. Douglas Southard
7.  Joe McInnis (TPS Member)

CC-EC Member:

8.  Matthew Cantor

Holdco Member:

9.  Misha Zaitzeff

Tricadia Member:

10.  Mayur Lakhani

Initial Litigation Subcommittee Members

1.  Hon. Douglas Southard
2.  Michael Willingham
3.  Marc S. Kirschner
4.  Joel Klein (PPMA Member)
5.  Joe McInnis (TPS Member)

Annex C

Classes of Liquidating Trust Interests and Respective Distribution Priorities

		Senior Fixed Rate Notes	Senior Floating Rate Notes	Senior Subordinated Notes	CCB Guarantees	PIERS	General Unsecured Creditors	Subordinated Claims	Preferred Stock	Common Stock
	Tranche 1	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs
R e c o v e r y (1), (2), (3)	Tranche 2
● Senior Note
Postpetition Interest (939322AL7) Liquidating Trust Interests
● Senior Note
Postpetition Interest (939322AP8) Liquidating Trust Interests
● Senior Note
Postpetition Interest (939322AX1) Liquidating Trust Interests
● Senior Note
Postpetition Interest (939322AT0) Liquidating Trust Interests
● Senior Note
Postpetition

●  Senior Note
Postpetition Interest (939322AW3) Liquidating Trust Interests
●  Senior Note
Postpetition Interest (939322AQ6) Liquidating Trust Interests
● Senior Note
Postpetition Interest (939322AS2) Liquidating Trust Interests
●  Senior Note
Postpetition Interest (939322AU7) Liquidating Trust Interests

●  Prepetition Claim & Postpetition Interest Claim
Subordinated Note (939322AE3) Liquidating Trust Interests
●  Prepetition Claim & Postpetition Interest Claim
Subordinated Note  (939322AN3) Liquidating Trust Interests
●  Prepetition Claim & Postpetition Interest
					No LTIs	No LTIs	● General Unsecured Creditor Liquidating Trust Interests: Pro Rata Share based on Claims (4), (9) ● Liquidating Trust Interests on Late-Filed Claims (8)	No LTIs	No LTIs	No LTIs

	Senior Fixed Rate Notes	Senior Floating Rate Notes	Senior Subordinated Notes	CCB Guarantees	PIERS	General Unsecured Creditors	Subordinated Claims	Preferred Stock	Common Stock
	Interest (939322AV5) Liquidating Trust Interests		Claim Subordinated Note (939322AY9) Liquidating Trust Interests
Tranche 3	No LTIs	No LTIs	No LTIs
●  Prepetition Claim & Postpetition Interest Claim CCB Capital Trust IV (22499AAB5) Liquidating Trust Interests (5)
●  Prepetition Claim & Postpetition Interest Claim CCB Capital Trust V (19499AAI6) Liquidating Trust Interests (5)
●  Prepetition Claim & Postpetition Interest Claim CCB Capital Trust VII
					No LTIs	● General Unsecured Creditor Liquidating Trust Interests: Pro Rata Share based on Claims (4), (9)	No LTIs	No LTIs	No LTIs

Senior Fixed Rate Notes	Senior Floating Rate Notes	Senior Subordinated Notes	CCB Guarantees	PIERS	General Unsecured Creditors	Subordinated Claims	Preferred Stock	Common Stock

    (22899AAB1) Liquidating Trust Interests (5)
●  Prepetition Claim & Postpetition Interest Claim CCB Capital Trust VIII (22899AAA3) Liquidating Trust Interests (5)
●  Prepetition Claim & Postpetition Interest Claim HFC Capital Trust I (420542AD4) Liquidating Trust Interests (5)
●  Prepetition Claim & Postpetition Interest Claim HFC Capital Trust I (420542102) Liquidating Trust Interests (5)
●  Prepetition Claim & Postpetition Interest

	Senior Fixed Rate Notes	Senior Floating Rate Notes	Senior Subordinated Notes	CCB Guarantees	PIERS	General Unsecured Creditors	Subordinated Claims	Preferred Stock	Common Stock
CCB Capital Trust VI (124873AA8) Liquidating Trust Interests (5) ● Prepetition Claim & Postpetition Interest Claim CCB Capital Trust IX (124871AA2) Liquidating Trust Interests (5)
Tranche 4	No LTIs
●  Senior Note Postpetition Interest (939322AW3) Liquidating Trust Interests
●  Senior Note Postpetition Interest (939322AQ6) Liquidating Trust Interests
●  Senior Note Postpetition Interest (939322AS2) Liquidating Trust Interests
●  Senior Note Postpetition Interest (939322AU7)
			No LTIs	No LTIs	● Residual PIERS (939322848) Liquidating Trust Interests (6) ● Subordinated PIERS (93933U407) Liquidating Trust Interests (7)	● General Unsecured Creditor Liquidating Trust Interests: Pro Rata Share based on Claims (4), (9)	No LTIs	No LTIs	No LTIs

	Senior Fixed Rate Notes	Senior Floating Rate Notes	Senior Subordinated Notes	CCB Guarantees	PIERS	General Unsecured Creditors	Subordinated Claims	Preferred Stock	Common Stock
		Liquidating Trust Interests				)
Tranche 5	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs(10)	No LTIs	No LTIs
Tranche 6	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs	No LTIs(11)	No LTIs(11)

Notes:

(1)
Within Tranche 2, the holders of Senior Notes Postpetition Interest Claim Liquidating Trust Interests and the holders of Subordinated Notes Prepetition Claim Liquidating Trust Interests and Postpetition Interest Claim Liquidating Trust Interests will share Pro Rata based on the size of those claims.  For the calculation of the General Unsecured Creditors’ Pro Rata Share in all Tranches, see Note 4.

(2)
Holders of Liquidating Trust Interests will be paid in order with Tranche 2 Liquidating Trust Interests (if any) receiving distributions first and Tranche 6 Liquidating Trust Interests (if any) receiving distributions last.  Claims of Tranche 2 Liquidating Trust Interests (if any) must be satisfied in full prior to Tranche 3 Liquidating Trust Interests receiving distributions and so forth.

(3)	All CUSIP numbers that appear in this Annex C refer to the CUSIP numbers for the applicable tranches of debt, as applicable, as of March 2012.

(4)
There shall be only one class of General Unsecured Creditor Liquidating Trust Interests.  The Pro Rata Share for holders of General Unsecured Creditor Liquidating Trust Interests is calculated by dividing (a) the amount of General Unsecured Claims, by (b) the total cash distributed within the Tranche.  The cash distributed within the Tranche is the lesser of (i) the amount necessary to satisfy all claims within the Tranche or (ii) the amount of cash available.  Separate Liquidating Trust Interest sub-Tranches may need to be issued by claim in order to track interest accretion post the Effective Date.

(5)
Each CCB Guarantee Liquidating Trust Interest under Tranche 3 represents the related class of CCB preferred securities only, in each case as described more specifically in Exhibits A and B of the Plan.  In accordance with the terms of the Global Settlement Agreement, and upon implementation thereof, holders of CCB-related common securities will release all claims against the Debtors and will not receive a distribution related to such common securities.  While no funds or Liquidating Trust Interests will be distributed in relation to CCB-related common securities, amounts claimed by holders of CCB-related common securities with respect to CCB Guarantees will be taken into account for disbursement calculation purposes.

(6)	See Note 9 below for a description of pro rata sharing with General Unsecured Creditor Liquidating Trust Interests.

(7)
The Subordinated PIERS Liquidating Trust Interests are representative of the common PIERS securities and are owned by WMI.  While Subordinated PIERS Liquidating Trust Interests will be issued for disbursement calculation purposes, as set forth in the Plan, WMI will not collect any funds in association with these Subordinated PIERS Liquidating Trust Interests.  See Note 9 below for a description of pro rata sharing with General Unsecured Creditor Liquidating Trust Interests.

(8)
Holders of Liquidating Trust Interests on account of Allowed Late-Filed Claims will be paid only after all other pre-Petition Date claims (other than Subordinated Claims) are paid in full without giving effect to applicable turnover provisions.  Liquidating Trust Interests on Allowed Late-Filed Claims will not share pro rata with Liquidating Trust Interests based on any other claims.  Therefore, to the extent holders of Liquidating Trust Interests on Allowed Late-Filed Claims are paid, this will create a break in the recovery of other creditors prior to their recovery on account of post-petition interest.  The placement of Liquidating Trust Interests for Allowed Late-Filed Claims in the chart above is illustrative only, as the size of the Allowed General Unsecured Claims and the amount of post-Petition Date interest turned over on account of contractual subordination provisions will influence the position of relevant Liquidating Trust Interests in the waterfall.  The Liquidating Trust Interests for Allowed Late-Filed Claims will, in any event, be paid immediately after satisfaction of General Unsecured Creditor Liquidating Trust Interests, but prior to the payment of post-Petition Date interest and Liquidating Trust Interests on Subordinated Claims.

(9)
If it is provided for in an applicable contract or by law, the General Unsecured Creditors Liquidating Trust Interests will share pro rata in distributions to holders of PIERS Liquidating Trust Interests on account of post-Petition Date interest with respect to all Postpetition Interest Claims, including Postpetition Interest Claims to which the holders of PIERS Claims have been subrogated (on account of turnover in accordance with contractual subordination provisions).  The chart above is illustrative only, as the point at which the holders of Allowed General Unsecured Liquidating Trust Interests begin receiving post-Petition Date interest is dependent on the size of the Allowed General Unsecured Prepetition Claims and the amount of post-Petition Date interest paid pursuant to contractual subordination.  Separate Liquidating Trust Interest sub-Tranches may need to be issued by claim in order to track interest accretion post the Effective Date.

(10)
Subordinated Claims, as defined in the Plan, will be issued Liquidating Trust Interests on account of those claims in Tranche 5 when Tranche 2 through Tranche 4 Liquidating Trust Interests have been satisfied in full.

(11)
Holders of Preferred Equity Interests and Common Equity Interests will be issued Liquidating Trust Interests in Tranche 6 on account of those interests when Tranche 2 through Tranche 5 Liquidating Trust Interests have been satisfied in full.  Further, distribution to Tranche 6 will be shared 75% and 25% pro rata between claims on account of Preferred Equity Interests and Common Equity Interests, respectively.